Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 333-140251, 333-126356 and 333-126798 and Form S-8 Nos. 333-149253, 333-140760 and 333-117173) of Momenta Pharmaceuticals, Inc. and in the related Prospectuses of our reports dated March 6, 2008, with respect to the consolidated financial statements of Momenta Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of Momenta Pharmaceuticals, Inc., in this Annual Report (Form 10-K) for the year ended December 31, 2007.

Boston, Massachusetts

March 6, 2008